Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Board of Directors

Ascend Telecom Holdings Limited

Clifton House

75 Fort Street

Grand Cayman KY1-1108, Cayman Islands

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 24, 2015, in Amendment No. 2 to the Registration Statement (Form F-4 No. 333-205872) and related Proxy Statement / Prospectus of Ascend Telecom Holdings Limited dated September 10, 2015.

S.R. Batliboi & Associates LLP

Chartered Accountants

/s/ S.R. Batliboi & Associates LLP

Date: September 10, 2015

Mumbai, India